UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 21, 2012

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 21, 2012, OneBeacon Insurance Group, Ltd. (the “Company”) appointed Maureen A. Phillips as Senior Vice President and General Counsel.  Ms. Phillips replaces Bradford W. Rich, who retired as General Counsel of the Company effective as of the same date.  Mr. Rich will remain as Senior Vice President of the Company to work on special projects.

ITEM 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Named Executive Officer Compensation

On February 21, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved various elements of compensation with respect to T. Michael Miller, President and Chief Executive Officer, Paul H. McDonough, Senior Vice President and Chief Financial Officer, Paul F. Romano, Executive Vice President-Specialty Lines, Dennis A. Crosby, Executive Vice President-Specialty Lines, and Bradford W. Rich, Senior Vice President and General Counsel, the executive officers of the Company to be named in the Company’s 2012 Proxy Statement (“named executive officers”).  The Committee approved (i) annual bonuses pursuant to the Management Incentive Plan (“MIP”), (ii) payments under the 2009-2011 long-term incentive plans, and (iii) awards under the 2012-2014 performance cycle of the Company’s Long-Term Incentive Plan, all as described in more detail below.  For a description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 6, 2011 as filed with the Securities and Exchange Commission (the “2011 Proxy Statement”) as well as this Form 8-K and the exhibits attached hereto.

Annual Base Salary

Annual base salaries for the named executive officers for 2012 are unchanged from 2011 except that Mr. Romano received a $50,000 salary increase to $400,000.  The annual base salary of each of Messrs. Miller, McDonough, Crosby and Rich is $500,000, $375,000, $400,000 and $375,000, respectively.

Annual Bonus Program

The Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2011 MIP is described in more detail in the 2011 Proxy Statement. The 2011 annual bonuses approved for the named executive officers are as follows: Mr. Miller - $337,500; Mr. McDonough - $131,300; Mr. Romano — $200,000; Mr. Crosby — $200,000; and Mr. Rich - $161,300.

The 2012 MIP target for each named executive officer remains at 50% of annual base salary except for Mr. Miller, whose 2012 MIP target remains at 75% of annual base salary.  The 2012 MIP is similar to the 2011 MIP described in the 2011 Proxy Statement.

Long-Term Incentive Award Payouts and Grants

2009-2011 Performance Cycle Award Payouts. The Committee approved performance at 138.6% of target for the 2009-2011 performance share awards resulting in the following payments to the applicable named executive officers:  Mr. Miller - $3,533,407; Mr. McDonough - $636,029; Mr. Romano - $317,999; and Mr. Rich - $296,805.  Mr. Crosby was not a participant in the 2009-2011 performance share plan.

The Committee also approved performance at 47% of target for the 2009-2011 performance unit awards resulting in the following payments to the applicable named executive officers:  Mr. Miller - $1,175,000; Mr. McDonough - $211,500; Mr. Romano $246,750; and Mr. Rich - $230,300.  Mr. Crosby was not a participant in the 2009-2011 performance unit plan.

Restricted Stock Units.  At the same meeting, the Committee certified that, based upon performance, 8,533 and 2,267 restricted stock units were earned by Messrs. Miller and McDonough, resulting in $211,797 and $56,259, respectively, being mandatorily deferred into the OneBeacon Stock Fund in the Company’s Deferred Compensation Plan.

2012-2014 Performance Cycle Grants. At the same meeting, the named executive officers were granted target performance share and performance unit awards for the 2012-2014 performance cycle as follows: Mr. Miller — 88,830 shares and 22,500 units; Mr. McDonough — 20,638 shares and 3,750 units; and Messrs. Romano and Crosby — 12,383 shares and 5,250 units. Performance against the target governing the performance shares and units will be confirmed by the Committee following the end of 2014 and the number of performance shares and units actually awarded at that time can range from 0% to 200% of the target number granted.  The target performance goal for the performance share plan has been set at 10% per year growth in book value per share, adjusted for dividends.  The target performance goal for the performance unit plan has been set at a 93.7% average adjusted economic combined ratio.  The average adjusted economic combined ratio is the GAAP combined ratio adjusted to include sources of non-underwriting income or expense that are not included in the GAAP combined ratio but relate to operating performance of the Company, including but not limited to management or other fees and gains/losses from the sale of any business or entity. Each unit has a value of $100.

Restricted Share Awards

At the same meeting, Messrs. Crosby and Romano each received 50,000 shares of restricted stock which vest one-half on February 28, 2014 and February 28, 2015. The awards are being granted effective March 1, 2012.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1                              Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2012-2014 Performance Share Grant

Exhibit 10.2                              Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2012-2014 Performance Unit Grant

Exhibit 10.3                              Form of OneBeacon Insurance Group, Ltd. Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date:	February 27, 2012

		By:	/s/ Jane E. Freedman
Jane E. Freedman, Secretary and Associate General Counsel